UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2017, RE/MAX, LLC (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Roaring Fork Capital Partners, Inc. (“RFCP”) and certain stockholders of RFCP. Pursuant to the APA, the Company has agreed to acquire certain assets of RFCP (the “Acquisition”). The assets to be acquired include the regional franchise agreements issued by the Company permitting the sale of RE/MAX franchises in certain areas of Illinois. The Company intends to acquire these assets in order to expand its owned and operated regional franchising operations. The Company will pay a purchase price of approximately $35.7 million. The Acquisition, which is subject to customary closing conditions, is expected to close by the end of November 2017. Each of the parties to the APA has made certain representations, warranties, and covenants that are customary for a transaction of this nature. The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Company is a wholly-owned subsidiary of RMCO, LLC (“RMCO”), and RE/MAX Holdings, Inc. is the sole manager of RMCO.

Item 7.01 Regulation FD Disclosure. *

On November 7, 2017, the Company issued a press release regarding the Acquisition and posted supplemental information regarding the Acquisition on the investor relations section of its website at www.remax.com. The press release and supplemental information are furnished as Exhibits 99.1 and 99.2 hereto.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated November 2, 2017, by and among RE/MAX, LLC; Roaring Fork Capital Partners; Thomas Reagan; Brian Reagan; Casey Reagan; and Michelle Blagg. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.)
99.1	Press Release issued on November 7, 2017 by RE/MAX, LLC
99.2	Supplemental information regarding the Acquisition, dated November 7, 2017

*The information contained in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report on Form 8-K is being "furnished" and shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company’s expectation for the timing of the closing of the purchase of the master franchise for the RE/MAX Northern Illinois Region.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the possibility that the proposed transaction does not close when expected or at all, such as because conditions to closing are not received or satisfied on a timely basis or at all or for other reasons; (2) changes in business and economic activity in general, (3) changes in the real estate market, including changes due to interest rates and availability of financing, (4) the Company’s ability to attract and retain quality franchisees, (5) the Company’s franchisees’ ability to recruit and retain real estate agents, (6) changes in laws and regulations that may affect the business or the real estate market, (7) failure to maintain, protect and enhance the RE/MAX brand, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 7, 2017	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer